UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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REPUBLIC FIRST BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER PETER B. BARTHOLOW
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly-qualified director nominee at the special meeting of shareholders of Republic First Bancorp, Inc., a Pennsylvania corporation (“FRBK” or the “Company”).

Item 1: On June 2, 2022, Driver issued the following press release:

Driver Management Nominates Highly Qualified, Independent Candidate for Election to Republic First Bancorp’s Board of Directors

Nominates Peter Bartholow for Election to the Company’s Board of Directors at Court-Ordered Special Meeting of Shareholders to Be Held No Later than July 10th

Believes that Unfortunate Boardroom Dysfunction Has Been Perpetuated by CEO Vernon Hill’s Intransigence and Failed Business Strategy

NEW YORK--(BUSINESS WIRE)--Driver Management Company LLC (together with its affiliates, “Driver” or “we”), a sizable shareholder of Republic First Bancorp, Inc. (NASDAQ: FRBK) (“Republic First Bancorp” or the “Company”), today issued a statement regarding its decision to nominate a highly qualified and independent candidate for election to the Company's Board of Directors (the "Board") at a court-ordered special meeting of shareholders (the "Special Meeting") to elect one director to fill an existing vacancy on the Board.

Abbott Cooper, Driver’s founder and managing member, commented:

“Like many shareholders, we are concerned by the level of board dysfunction at Republic First Bancorp that has resulted in the court-ordered appointment of a custodian to oversee the Company, as well as a court-ordered Special Meeting to elect one director to fill the existing vacancy on the Board. It is clear to us that this unfortunate and unprecedented situation is due to the intransigence of Vernon Hill, the Company’s Chief Executive Officer, and his irrational commitment to a failed business model.

Accordingly, we have nominated Peter Bartholow – Texas Capital Bancshares’ former Chief Financial Officer, Chief Operations Officer and board member – for election to Republic First Bancorp's Board at the Special Meeting. If elected, Mr. Bartholow will work tirelessly to restore investor confidence and to preserve and enhance shareholder value.

We hope that following the court-ordered Special Meeting, Republic First Bancorp will promptly call and hold its 2022 Annual Meeting of Shareholders (which has yet to be scheduled), so that shareholders have the opportunity to support substantial Board-level change at the Company. In the meantime, it is our view that the election of Mr. Bartholow at the Special Meeting is absolutely necessary in order to eliminate the unacceptable dysfunction that has rendered the Board incapable of acting in the best interests of shareholders.”

Peter B. Bartholow Biography

Peter B. Bartholow has extensive knowledge of capital markets, mergers and acquisitions and the U.S. banking sector. Mr. Bartholow formerly served as Chief Operating Officer and Chief Financial Officer of Texas Capital Bancshares, Inc. (NASDAQ: TCBI), and as Chief Financial Officer of First USA, Inc. (formerly NYSE: FUS). Mr. Bartholow holds a Master of Business Administration from the University of Texas and a Bachelor of Arts from Vanderbilt University.

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About Driver Management Company

Driver employs a valued-oriented, event-driven investment strategy that focuses exclusively on equities in the U.S. banking sector. The firm’s leadership has decades of experience advising and engaging with bank management teams and boards of directors on strategies for enhancing shareholder value. For information, visit www.drivermanagementcompany.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly qualified director nominee at the special meeting of shareholders of Republic First Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper and Peter B. Bartholow.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 391,854 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity owns, either beneficially or of record, 385,854 shares of Common Stock. Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock owned by Driver Opportunity. As of the date hereof, Mr. Bartholow directly beneficially owns 6,000 shares of Common Stock.

Contact

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

driver@longacresquare.com

Item 2: Also on June 2, 2022, Driver delivered the following letter to Company’s Custodian:

June 2, 2022

Mr. Alfred W. Putnam, Esq.
Faegre Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, Pennsylvania 19103
Alfred.putnam@faegredrinker.com

Via email

Mr. Putnam,

Reference is made to the Order, dated May 31, 2022 (the “May 31 Order”), issued in the case captioned Hill v. Cohen, Civ. No. 22-1924 (E.D. Pa.), appointing you to serve as Custodian of Republic First Bancorp, Inc. (“FRBK”) and directing you to call and oversee a special meeting of FRBK shareholders (the “Special Meeting”) on or before July 10, to elect a director to fill the vacancy on FRBK’s board of directors created by the death of Theodore Flocco.

Driver Opportunity Partners I LP (together with its general partner, Driver Management Company LLC, “Driver”) has nominated Peter B. Bartholow, who previously served as Chief Financial Officer and Chief Operating Officer, as well as a member of the board of directors, of Texas Capital Bancshares, Inc., a publicly traded bank holding company, for election to director at the Special Meeting. In preparation for the Special Meeting, Driver requests notice of the Special Meeting, including, without limitation:

•	The date, time and place of the Special Meeting;
•	The record date for determining shareholders entitled to vote at the Special Meeting;
•	When customary information (including, without limitation, a Non-Objecting Beneficial Owners (or NOBO) list) regarding the shareholders (both beneficial and of record) as of the record date will be available and any requirements for obtaining that information; and
•	A meeting agenda, schedule and procedures for the conduct of the meeting.

Driver notes that the May 31 Order contemplates that you may decide that shareholders should elect a ninth director. Driver would requests any details regarding that decision, including without limitation whether the timing of that decision, so that shareholders can plan accordingly.

Driver understands that the May 31 Order is subject to an expedited appeal in the U.S. Court of Appeals for the Third Circuit and scheduled for disposition during the week of June 27, 2022. Accordingly, the requests in this letter are made without prejudice to the rights of Driver and other shareholders of FRBK in the event that the May 31 Order is vacated in whole or in part.

Thank you in advance for your prompt response. Please do not hesitate to contact me at ac@drivermgmtco.com or 646-360-0791 to discuss any of the questions raised herein.

Driver Management Company LLC

/s/ J. Abbott R. Cooper

250 Park Avenue

7th Floor

New York, NY 10177